POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Summary Of Coverages Effective On The Policy Date

R15ART R15ART SP	Annual Renewable Term Rider [(Guaranteed Issue)]
	Face Amount: Insured: Sex and Age: Risk Class:	[$100,000] [JOHN DOE] [MALE 35] [STANDARD NONSMOKER]

[P15PVA SP]

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POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

[Annual Renewable Term Rider Value Features

Alternate Rider Cost Of Insurance Charge

[AV Ratio –The AV Ratio as of the Monthly Payment Date is equal to a ÷ b where:

a = the Accumulated Value at the beginning of the Policy month before the Monthly Deduction is charged; and

b = the Death Benefit after any policy changes but before the Monthly Deduction is charged.

In order to determine if the AV Ratio Cost of Insurance Rates can be used, on each Monthly Payment Date, we will calculate the AV Ratio of the Policy and compare it to the current Threshold Percentage. We reserve the right to use Threshold Percentages lower than the Maximum Threshold Percentage shown in the Policy Specifications. Any lesser Threshold Percentage will apply uniformly to all members of the same Class.

AV Ratio Cost of Insurance Rates – Upon the later of the Insured’s age 100 or the 26th Coverage Year, Cost of Insurance Rates may be calculated using the AV Ratio of the policy. These Cost of Insurance Rates may be less than, but will be no greater than the Maximum Cost of Insurance Rates shown in the Policy Specifications. If the AV Ratio is greater than or equal to the Threshold Percentage, then the AV Ratio Cost of Insurance Rates may be used.

If the AV Ratio is less than the Maximum Threshold Percentage, then the AV Ratio Cost of Insurance Rates will not be used and the current Cost of Insurance Rate will be used.

Table of Maximum Threshold Percentages: [ 75]%]]

R15ART SP

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POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates

for Annual Renewable Term (“ART”) Rider [(Guaranteed Issue)]

    Insured:                                  [JOHN DOE]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.10090	30	1.27900	59	21.97380
2	0.10670	31	1.41510	60	23.81220
3	0.11170	32	1.55240	61	25.79270
4	0.12010	33	1.68980	62	27.64150
5	0.12840	34	1.83930	63	29.65380
6	0.13760	35	1.99170	64	31.85100
7	0.14930	36	2.17330	65	34.25960
8	0.16350	37	2.37670	66	36.90860
9	0.17930	38	2.64820	67	39.06360
10	0.19940	39	2.93180	68	41.41760
11	0.22110	40	3.23010	69	43.99540
12	0.24200	41	3.56140	70	46.82420
13	0.26460	42	3.92360	71	49.93700
14	0.27790	43	4.34570	72	53.37330
15	0.29380	44	4.84010	73	57.18460
16	0.31390	45	5.41330	74	61.42910
17	0.33900	46	6.04180	75	66.18210
18	0.37330	47	6.76170	76	71.53880
19	0.41180	48	7.51460	77	77.62690
20	0.45950	49	8.33040	78	83.33330
21	0.51560	50	9.24140	79	83.33330
22	0.57510	51	10.27540	80	83.33330
23	0.63890	52	11.43490	81	83.33330
24	0.69180	53	12.71510	82	83.33330
25	0.75230	54	14.10520	83	83.33330
26	0.82540	55	15.59360	84	83.33330
27	0.91630	56	17.17060	85	83.33330
28	1.02660	57	18.67330	86	83.33330
29	1.14970	58	20.26540	87+	0]

R15ART SP

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POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges for

Annual Renewable Term (“ART”) Rider [(Guaranteed Issue)]

            Insured:                             [JOHN DOE]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	26.80	30	36.35	59	36.35
2	26.80	31	36.35	60	36.35
3	26.80	32	36.35	61	36.35
4	26.80	33	36.35	62	36.35
5	26.80	34	36.35	63	36.35
6	26.80	35	36.35	64	36.35
7	26.80	36	36.35	65	36.35
8	26.80	37	36.35	66	36.35
9	26.80	38	36.35	67	36.35
10	26.80	39	36.35	68	36.35
11	26.80	40	36.35	69	36.35
12	26.80	41	36.35	70	36.35
13	26.80	42	36.35	71	36.35
14	26.80	43	36.35	72	36.35
15	26.80	44	36.35	73	36.35
16	26.80	45	36.35	74	36.35
17	26.80	46	36.35	75	36.35
18	26.80	47	36.35	76	36.35
19	26.80	48	36.35	77	36.35
20	26.80	49	36.35	78	36.35
21	36.35	50	36.35	79	36.35
22	36.35	51	36.35	80	36.35
23	36.35	52	36.35	81	36.35
24	36.35	53	36.35	82	36.35
25	36.35	54	36.35	83	36.35
26	36.35	55	36.35	84	36.35
27	36.35	56	36.35	85	36.35
28	36.35	57	36.35	86	36.35
29	36.35	58	36.35	87+	0]

R15ART SP

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